UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2009

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2009, the shareholders of MKS Instruments, Inc. (the "Company") approved the following:

1) an amendment to the Company’s 2004 Stock Incentive Plan to allow for a one-time option exchange program;

2) an amendment to the Company’s Third Restated 1999 Employee Stock Purchase Plan increasing the number of shares available thereunder from 1,250,000 to 1,950,000 shares; and

3) an amendment to the Company’s Second Amended and Restated International Employee Stock Purchase Plan increasing the number of shares available thereunder from 250,000 to 400,000 shares.

A copy of each of these plans, as amended, is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 2004 Stock Incentive Plan (as amended through May 4, 2009)
10.2 Fourth Amended Restated 1999 Employee Stock Purchase Plan (as amended through May 4, 2009)
10.3 Third Amended and Restated International Employee Stock Purchase Plan (as amended through May 4, 2009)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

May 4, 2009	By:	/s/ Ronald C. Weigner

Name: Ronald C. Weigner
Title: VP, CFO & Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	2004 Stock Incentive Plan (as amended through May 4, 2009)
10.2	Fourth Amended Restated 1999 Employee Stock Purchase Plan (as amended through May 4, 2009)
10.3	Third Amended and Restated International Employee Stock Purchase Plan (as amended through May 4, 2009)